Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SAVE FOODS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF OCTOBER, A.D. 2023, AT 1:07 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIFTH DAY OF OCTOBER, A.D. 2023 AT 9 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4672107 8100
SR# 20233650249

Authentication: 204306027
Date: 10-04-23

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:07 PM 10/04/2023
FILED 01:07 PM 10/04/2023
SR 20233650249 - File Number 4672107

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SAVE FOODS, INC.

Save Foods, Inc. (the "***Corporation***"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. Resolutions were duly adopted by the board of directors of the Corporation (the "Board") by unanimous written consent, dated July 30, 2023, executed in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, setting forth this proposed Amendment to the Certificate of Incorporation and declaring said amendment to be advisable and calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of ARTICLE IV in its entirety and inserting the following in lieu thereof:

> "Reverse Stock Split. Without any other action on the part of the Corporation or any other person, effective at the Effective Time (as defined below), each share of the Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "***Pre-Split Common Stock***") shall automatically and without any action on the part of the holder thereof be reclassified such that each seven (7) shares of Common Stock shall become one (1) share of the Common Stock (such reduction and resulting combination of shares is designated at the "***Reverse Stock Split***"). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive a number of shares equal to the number of shares represented by such certificate or certificates of such holder's Pre-Split Common Stock divided by seven (7) and then rounded up to the nearest whole number. No fractional shares will be issued in connection with the following Reverse Stock Split.
>
> The total number of shares of capital stock that the Corporation shall have authority to issue is five hundred million (500,000,000), of which (i) four hundred and ninety five million (495,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the "***Common Stock***"), and (ii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the "***Undesignated Preferred Stock***").
>
> Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Thereafter, pursuant to the resolution of the Board, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

4. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. Such amendment shall become effective on October 5, 2023, at 9 a.m. Eastern Time (the "***Effective Time***").

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IN WITNESS WHEREOF, Save Foods, Inc., has caused this Certificate to be executed by its duly authorized officer on this 2nd day of October, 2023.

SAVE FOODS, INC.

By: ______________________________

David Palach
Chief Executive Officer